UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2009

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51532	73-1721486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 979-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Failure to Satisfy a Continued Listing Rule or Standard

As previously reported on Form 8-K, the Company received a letter dated November 12, 2009, from The NASDAQ Stock Market (“NASDAQ”) stating that because the company’s audit committee was composed of only two members, the committee did not comply with NASDAQ Listing Rule 5605(c)(2)(A) (the “Listing Rule”). The Company subsequently announced on November 17, 2009 the appointment of Danial Faizullabhoy to the company’s audit committee. The Company recently received a letter dated November 19, 2009, from NASDAQ stating that based upon Mr. Faizullabhoy’s appointment, the NASDAQ staff has determined that the company complies with the Listing Rule and this matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKANOS COMMUNICATIONS, INC.

By:	/S/ NOAH D. MESEL
Noah D. Mesel
Vice President and General Counsel

Date: December 4, 2009